Exhibit 99.1

           The Cheesecake Factory Opens in Rancho Mirage, California; To Broadcast Third Quarter Conference Call on the Internet

     CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Oct. 13, 2004--The Cheesecake Factory Incorporated (Nasdaq:CAKE) announces the opening of its 85th Cheesecake Factory(R) restaurant at The River development in Rancho Mirage, California on October 12, 2004. The uniquely designed restaurant contains approximately 10,100 square feet and 280 seats.
     The Company will hold its third quarter investor conference call on Tuesday, October 19, 2004 at 2:00 p.m. Pacific Time. The conference call will be broadcast live over the Internet and will be hosted by David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO.
     To listen to the conference call, please select the "Audio Webcasts" option under the "Investor" section of the Company's website located at http://www.thecheesecakefactory.com several minutes prior to the start of the call to register and download any necessary audio software. An archived webcast will be available through November 19, 2004.

     The Cheesecake Factory Incorporated operates 85 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.09. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates four upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago, Las Vegas and Dallas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

     CONTACT: The Cheesecake Factory Incorporated
              Jane Vallaire, (818) 871-3000